Exhibit 16(4)(c):  Certificate (G1CC-MGA-95)

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Aetna Life Insurance and Annuity
Company Home Office: 151 Farmington
Avenue Hartford, Connecticut 06156
(800) 531-4547

A Stock Company

Aetna Life Insurance and Annuity
Company, herein called Aetna,
agrees to pay the benefits stated
in this Contract.

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Certificate of Group	To the Certificate Holder:
Annuity Coverage
Aetna certifies that coverage is in
force for you under the stated
Group Annuity Contract and
Certificate numbers. All data shown
here is taken from Aetna records
and is based upon information
furnished by you.

This Certificate is a summary of
the Group Annuity Contract
provisions. It replaces any and all
prior certificates, riders, or
amendments issued to you under the
stated Contract and Certificate
numbers. This Certificate is for
information only and is not a part
of the Contract.

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Right to Cancel	You may cancel the Account
evidenced by this Certificate
within 10 days of receiving it, by
sending a written notice to Aetna
at the above address or to the
agent from whom it was purchased.
Aetna will return all payments made
for this Certificate within 7 days
after it receives the notice of
cancellation and this Certificate.

/s/ Dan Kearney	/s/ Susan E. Schechter
President	Secretary

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Certificate Holder(s)	Certificate No.

SPECIMEN	SPECIMEN
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Contract Holder	Group Annuity Contract No.
E. G. ANY BROKER	SPECIMEN
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Annuitant Name	Type of Plan
JOHN DOE JR.	SPECIMEN
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THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A
MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE
CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A
GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G1CC-MGA-95

Specifications

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Guaranteed Interest Rate	There is a guaranteed interest rate
for the Purchase Payment held in
the AMG Account.
(See Contract Schedule I) .

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Deduction from Purchase Payment	The Purchase Payment may be subject
to a deduction for premium taxes,
if applicable. (See 3.01) .

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Surrender Fee	There may be a charge deducted upon
surrender. (See Contract
Schedule I) .

2

Contract Schedule I

Accumulation Period

ALIAC Modified Guaranteed Account (AMG Account)

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	Minimum Guaranteed Interest Rate:	[3.0%]
	(effective annual rate of return)

Maintenance Fee:		The annual Maintenance Fee is
		[$0. ] [If the Account's Current
		Value is [$50,000] or more on
		the date the Maintenance Fee is
		to be deducted, the Maintenance
		Fee is $0. ]

Annuity Date:		The Annuity Date will be the
		later of the date the Annuitant
		reaches age [85] or the [10th]
		anniversary of the Purchase
		Payment.

	Minimum Purchase Payment:	[$10,000. ]

	Maximum Purchase Payment:	Purchase Payments exceeding
		[$1,000,000] must be approved by
		Aetna.

	Minimum Guaranteed Period Allocation Amount:	[$1,000. ]

	Maximum Age of Certificate Holder at Issue:	[90. ] If there are joint
		Certificate Holders, the age of
		the oldest Certificate Holder
		cannot exceed [90. ]

Surrender Fee:	Length of Time from	Surrender Fee
	Certificate Effective Date	(Percentage of Net
	(Years)	Purchase Payment
		Withdrawn)
	Less than 1 year	7%
	1 year but less than 2	7%
	2 years but less than 3	6%
	3 years but less than 4	6%
	4 years but less than 5	5%
	5 years but less than 6	4%
	6 years but less than 7	2%
	7 years or more	0%

		After seven years have elapsed from the certificate
		effective date, the Surrender Fee will no longer be
	assessed.

	Special Withdrawal:	[10%]

	Systematic Withdrawal Option (SWO):	The specified payment or
		specified percentage may not be
		greater than [10%. ]

	See 1. GENERAL DEFINITIONS for explanations.

3

Contract Schedule II Annuity Period

Fixed Annuity

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Minimum Guaranteed Interest Rate:	[3.0%]
(effective annual rate of return):

See 1. GENERAL DEFINITIONS for explanations.

4

TABLE OF CONTENTS

I.	GENERAL DEFINITIONS

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		Page
1.01	Account	7
1.02	Accumulation Period	7
1.03	Adjusted Current Value	7
1.04	Annuitant	7
1.05	Annuity	7
1.06	Annuity Date	7
1.07	Beneficiary	7
1.08	Certificate Holder	7
1.09	Code	7
1.10	Contract	7
1.11	Contract Holder	7
1.12	Current Value	8

1.13	Deposit Period	8
1.14	Entire Contract	8
1.15	Fixed Annuity	8
1.16	General Account	8
1.17	Guaranteed Rates - AMG Account	8
1.18	Guaranteed Period	8
1.19	Guaranteed Period Groups	8
1.20	Maintenance Fee	9
1.21	ALIAC Modified Guaranteed Account (AMG Account)	9
1.22	Market Value Adjustment (MVA)	9
1.23	Matured Period Value	9
1.24	Maturity Date	9
1.25	Net Purchase Payment	9
1.26	Nonunitized Separate Account	9
1.27	Purchase Payment	9
1.28	Reinvestment	9
1.29	Surrender Value	10

II.	GENERAL PROVISIONS

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2.01	Change of Contract	10
2.02	Nonparticipating Contract	10
2.03	Payments and Elections	10
2.04	State Laws	10
2.05	Control of Contract	10
2.06	Designation of Beneficiary	11
2.07	Misstatements and Adjustments	11

5

		Page
2.08	Incontestability	11
2.09	Individual Certificates	11

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

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3.01	Net Purchase Payment	11
3.02	Market Value Adjustment	11
3.03	Notice to the Certificate Holder	12
3.04	Loans	12
3.05	Systematic Withdrawal Option (SWO)	13
3.06	Death Benefit Amount	14
3.07	Death Benefit Options available to Beneficiary	14
3.08	Liquidation of Surrender Value	15
3.09	Surrender Fee	16
3.10	Payment of Surrender Value	16
3.11	Payment of Adjusted Current Value	16

IV.	ANNUITY PROVISIONS

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4.01	Choices to be Made	17
4.02	Terms of Annuity Options	17
4.03	Death of Annuitant/Beneficiary	18
4.04	Annuity Options	18

6

I.	GENERAL DEFINITIONS

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1.01	Account:

1.02	Accumulation Period:

1.03	Adjusted Current Value:

1.04	Annuitant:

1.05 Annuity:

A record established for each Certificate Holder to maintain the value of the Net Purchase Payment held on his/her behalf during the Accumulation Period.

The period during which the Net Purchase Payment is applied to an Account to provide future Annuity payment(s).

The Current Value of an Account plus or minus any aggregate AMG Account MVA, if applicable. (see 1.22)

The person named by the Certificate Holder whose life is measured for purposes of the guaranteed death benefit and the duration of Annuity payments under this Contract. Subject to Aetna's approval, the Annuitant may be changed by the Certificate Holder by notifying Aetna in writing prior to the Annuity Date of an Account.

Payment of an income:

(a) For the life of one or two persons; (b) For a stated period; or (c) For some combination of (a) and

(b) .

1.06	Annuity Date:	The date on which Annuity payments
begin under an Annuity option elected
by the Certificate Holder. (see 4.01)
The Annuity Date is shown on Contract
Schedule I. The Certificate Holder may
change this date by notifying Aetna at
least 30 days prior to the Annuity
Date.

1.07	Beneficiary:	The person(s) entitled to receive
death benefits under the terms of this
Contract.

1.08	Certificate Holder:	A person who purchases an interest in
this Contract as evidenced by a
certificate. Aetna reserves the right
to limit Account ownership to natural
persons. If more than one Certificate
Holder owns an Account, each
Certificate Holder will be a joint
Certificate Holder. Any joint
Certificate Holder must be the spouse
of the other joint Certificate Holder.
Joint Certificate Holders have joint
ownership rights and both must
authorize exercising any ownership
rights unless Aetna allows otherwise.

1.09	Code:	The Internal Revenue Code of 1986, as
it may be amended from time to time.

1.10	Contract:	This agreement between Aetna and the
Contract Holder.

1.11	Contract Holder:	The entity to which the Contract is
issued.

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1.12	Current Value:	The Net Purchase Payment plus any
interest credited; less all
Maintenance Fees deducted, any amounts
surrendered and any amounts applied to
an Annuity.

1.13	Deposit Period:	A calendar week, a calendar month, a
calendar quarter, or any other period
of time specified by Aetna during
which the Net Purchase Payment and
Reinvestments are accepted into the
AMG Account for one or more Guaranteed
Periods. Aetna reserves the right to
extend the Deposit Period.

1.14	Entire Contract:	The Contract, all attached pages and
any subsequent endorsements make up
the Entire Contract.

1.15	Fixed Annuity:	An Annuity with payments that do not
vary in amount based on investment
performance.

1.16	General Account:	The Account holding the assets of
Aetna, other than those assets held in
Aetna's separate accounts.

1.17	Guaranteed Rates	Aetna will declare the interest rate
	-- AMG Account:	applicable for each Guaranteed Period
at the start of the Deposit Period for
that applicable Guaranteed Period. The
rate(s) are guaranteed by Aetna for
that Deposit Period and the ensuing
Guaranteed Period(s) . The Guaranteed
Rates are effective annual rates of
return. That is, interest is credited
daily at a rate that will produce the
Guaranteed Interest Rate over the
period of a year. No Guaranteed Rate
will ever be less than the Minimum
Guaranteed Interest Rate shown on
Contract Schedule I.

For Guaranteed Periods of one year or
less, one Guaranteed Rate is credited
for the full Guaranteed Period. For
longer Guaranteed Periods, an initial
Guaranteed Rate is credited from the
date of deposit to the end of a
specified period within the Guaranteed
Period. There may be different
Guaranteed Rate(s) declared at the

beginning of the Deposit Period for
subsequent specified time intervals
throughout the Guaranteed Period.

1.18	Guaranteed Period:	The period of time for which
Guaranteed Rates are guaranteed on the
Net Purchase Payment and Reinvestments
made during a current Deposit Period.
Such period begins on the day
following the close of the Deposit
Period and ends on the designated
Maturity Date. Guaranteed Periods are
offered at Aetna's discretion for
various lengths of time ranging up to
and including ten (10) years.

During a Deposit Period, Aetna may
make available any number of
Guaranteed Periods. The Certificate
Holder may allocate the Net Purchase
Payment or Reinvestment into any or
all of the available Guaranteed
Periods.

1.19	Guaranteed Period Groups:	All Guaranteed Periods with the same
length of time from the close of the
Deposit Period until the designated
Maturity Date.

8

1.20	Maintenance Fee:	The Maintenance Fee, if any (see
Contract Schedule I), will be deducted
from the Account during the
Accumulation Period on each
anniversary of the date the Account is
established and upon surrender of the
entire Account.

1.21	ALIAC Modified	An accumulation option where Aetna
	Guaranteed Account	guarantees rate(s) of interest for
	(AMG Account):	specified periods of time. All assets
of Aetna, including amounts in the
Nonunitized Separate Account, are
available to meet the guarantees under
the AMG Account.

1.22	Market Value Adjustment (MVA):An adjustment that may apply to the amount withdrawn from a Guaranteed
Period prior to the end of that
Guaranteed Period. The adjustment
reflects the change in the value of
the investment due to changes in
interest rates since the date of
deposit and is computed using the
formula given in 3.02. The adjustment
is expressed as a percentage or a
factor of each dollar being withdrawn.

1.23	Matured Period Value:	The amount payable on a Guaranteed
Period's Maturity Date.

1.24	Maturity Date:	The last day of a Guaranteed Period.

1.25	Net Purchase Payment:	The Purchase Payment less premium
taxes, as applicable.

1.26	Nonunitized Separate Account: A separate account set up by Aetna under Title 38, Section 38a-433, of
the Connecticut General Statutes, that
holds assets for AMG Account
Guaranteed Periods. There are no
discrete units for the AMG Account.
The Certificate Holder does not
participate in the investment gain or
loss from the assets held in the
Nonunitized Separate Account. Such
gain or loss is borne entirely by
Aetna. The assets held in the AMG
Account may be chargeable with
liabilities arising out of any other
business of Aetna.

1.27	Purchase Payment:	Payment accepted by Aetna at its Home
Office. Aetna reserves the right to
refuse to accept any Purchase Payment
at any time for any reason. No advance
notice will be given to the Contract
Holder.

1.28	Reinvestment:	Aetna will notify the Certificate
Holder of the approaching Maturity
Date at least 18 calendar days prior

to the end of any Guaranteed Period.
If no specific direction is given by
the Certificate Holder prior to the
Maturity Date, each Matured Period
Value will be reinvested on the
Maturity Date for a Guaranteed Period
of the same duration. If a Guaranteed
Period of the same duration is
unavailable, each Matured Period Value
will automatically be reinvested on
the Maturity Date for the next
shortest Guaranteed Period available.
If no shorter Guaranteed Period is
available, the next longer Guaranteed
Period will be used. Aetna will mail a
confirmation statement to the
Certificate Holder the next business
day after the Maturity Date.

9

1.28	Reinvestment (Cont'd):	At any time prior to the Maturity
Date, the Certificate Holder may
request in writing a reinvestment of
the Matured Period Value in a
different Guaranteed Period(s) or a
surrender of all or a part of the
Matured Period Value without an MVA or
Surrender Fee. Such request will be
executed on the Maturity Date. If
reinvesting in a different Guaranteed
Period(s), all or part of the Matured
Period Value will be reinvested in the
elected Guaranteed Period(s) at the
then prevailing rate(s) . This
provision only applies to a written
request from the Certificate Holder
received at Aetna's Home Office in
good order at least five (5) days
prior to the Maturity Date.

1.29	Surrender Value:	The amount payable by Aetna upon the
surrender of all or any portion of an
Account.

II.	GENERAL PROVISIONS
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2.01	Change of Contract:	Only an authorized officer of Aetna
may change the terms of this Contract.
Aetna reserves the right to modify
this Contract to meet the requirements
of applicable state and federal laws
or regulations. Aetna will notify the
Contract Holder and Certificate Holder
in writing of any changes.

2.02	Nonparticipating Contract:	The Contract Holder, Certificate
Holders or Beneficiaries will not have
a right to share in the earnings of
Aetna.

2.03	Payments and Elections:	While the Certificate Holder is
living, Aetna will pay the Certificate
Holder any Annuity payments as and
when due. After the Certificate
Holder's death, or at the death of the
first Certificate Holder if the
Account is owned jointly, any Annuity
payments will be paid in accordance
with 4.03. Aetna will make any other
payments within seven (7) calendar
days of receipt of a written request
for payment, which is in good order,
at its Home Office, except as provided
in 3.10.

2.04	State Laws:	The Contract and the certificates
comply with the laws of the state in
which they are delivered. Any
surrender, death, or Annuity payments
are equal to or greater than the
minimum required by such laws. Annuity
tables for legal reserve valuation
shall be as required by state law.
Such tables may be different from
Annuity tables used to determine
Annuity payments.

2.05	Control of Contract:	This is a Contract between the
Contract Holder and Aetna. The
Contract Holder has title to the
Contract. Contract Holder rights are

limited to accepting or rejecting
Contract modifications. The
Certificate Holder has all other
rights to amounts held in his or her
Account.

2.05	Control of Contract (Cont'd): Each Certificate Holder shall own all amounts held in his or her Account.
Each Certificate Holder may make any
choices allowed by this Contract for
his or her Account. Choices made under
this Contract must be in writing. If
the Account is owned jointly, both
joint Certificate Holders must
authorize any choices in writing.
Until receipt of such choices at
Aetna's Home Office, Aetna may rely on
any previous choices made.

10

The Contract is not subject to the
claims of any creditors of the
Contract Holder or the Certificate
Holder, except to the extent permitted
by law.

The Certificate Holder may assign or
transfer his or her rights under the
Contract. Aetna reserves the right not
to accept assignment or transfer to a
nonnatural person. Any assignment or
transfer made must be submitted to
Aetna's Home Office in writing and
will not be effective until accepted
by Aetna. Aetna assumes no
responsibility for the validity of any
assignment.

2.06	Designation of Beneficiary:	Each Certificate Holder shall name his
or her Beneficiary. The Beneficiary
may be changed at any time. Changes to
a Beneficiary must be submitted to
Aetna's Home Office in writing and
will not be effective until received
and recorded by Aetna.

2.07	Misstatements and	If Aetna finds the age of any
	Adjustments:	Annuitant to be misstated, the correct
facts will be used to adjust payments.

2.08	Incontestability:	Aetna will not contest this Contract
from its effective date.

2.09	Individual Certificates:	Aetna shall issue a certificate to
each Certificate Holder. The
certificate will summarize certain
provisions of the Contract.
Certificates are for information only
and are not a part of the Contract,
except as evidence of the Certificate
Holder's interest in the Contract.

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	Net Purchase Payment:	This amount is the actual Purchase
Payment less any applicable premium
tax. Aetna reserves the right to
deduct any premium tax at any time
from the Purchase Payment or from the
Certificate Holder's Account.

The Certificate Holder shall
designate, on the enrollment form, the
allocation percentage of the Net
Purchase Payment to be applied to each
of the available Guaranteed Periods
during the current Deposit Period(s) .
The minimum amount that may be
allocated to any Guaranteed Period is
shown on Contract Schedule I.

3.02	Market Value Adjustment:	There will be an MVA for any
withdrawal before the end of a
Guaranteed Period when the withdrawal
is due to:

3.02	Market Value	(a) Any full or partial surrender, but
	Adjustment (Cont'd):	not for a partial withdrawal under
the Systematic Withdrawal Option
(see 3.05); or

(b) Payment made to a Beneficiary as

a death benefit during the
Accumulation Period, but not
payment made within six months
of the date of the Annuitant's
death (see 3.06); or

(c) An election of an Annuity option.
Only a positive MVA, if any,
will apply upon election of option
2 or 3 (see 4.04) .

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Market value adjusted amounts will be
equal to the amount withdrawn
multiplied by the following ratio:

x
-----
365

(1 + i)
-----------
x
-----
365
(1 + j)

Where:

		i	is the Deposit Period Yield
		j	is the Current Yield
		x	is the number of days
remaining, (computed from
Wednesday of the week of
withdrawal) in the Guaranteed
Period.

The Deposit Period Yield will be
determined as follows:

(a) At the close of the last
business day of each week of the
Deposit Period, a yield will be
computed as the average of the
yields on that day of U. S.
Treasury Notes which mature in
the last three months of the
Guaranteed Period.

(b) The Deposit Period Yield is the
average of those yields for the
Deposit Period. If withdrawal is
made before the close of the
Deposit Period, it is the
average of those yields on each
week preceding withdrawal.

The Current Yield is the average of
the yields on the last business day of
the week preceding withdrawal on the
same U. S. Treasury Notes included in
the Deposit Period Yield.

In the event that no U. S. Treasury
Notes which mature in the last three
months of the Guaranteed Period exist,
Aetna reserves the right to use the
U. S. Treasury Notes that mature in the
following quarter.

3.03	Notice to the Certificate Holder:		The Certificate Holder will receive
statements at least annually from
Aetna showing the value of any amounts
held in the AMG Account.

Such values will be as of a specific
date no more than 60 days before the
date of the notice.

3.04	Loans:		Loans are not available under this
Contract.

12

3.05	Systematic Withdrawal Option (SWO): The Certificate Holder may elect a distribution option under which a
portion of the Account's Current Value
will automatically be surrendered and
distributed each year. SWO payments

will be calculated based on the
Account's full Current Value. The
distributed amount is withdrawn pro
rata from each Guaranteed Period(s) . A
Surrender Fee will not be deducted
from any portion of the Current Value
which is paid as a distribution under
SWO.

Certificate Holders should consult
their tax adviser prior to requesting
this distribution option.

(a) Amount of Distribution: The
Certificate Holder may elect one
of the three payment methods
described below.

(1) Specified Payment: Payments
of a designated dollar
amount. The annual amount
may not be greater than the
percentage shown on Contract
Schedule I times the Current
Value at time of election.
This annual dollar amount
will remain constant. At its
discretion, Aetna may
require a minimum initial
payment amount;

(2) Specified Period: Payments
which are made over a period
of time which must be at
least 10 years. The annual
amount paid each year is
calculated by dividing the
Current Value as of December
31 of the prior year by the
number of payment years
remaining; or

(3) Specified Percentage:
Payment of a designated
percentage which cannot be
greater than the percentage
shown on Contract Schedule
I. The percentage may be
changed by written request.
Aetna reserves the right to
limit the number of times
the percentage may be
changed. The annual amount
is calculated by multiplying
the Current Value as of
December 31 of the year
prior to the payment by the
designated percentage.

Payments upon the Certificate Holder's
or Annuitant's death will be made to
the Beneficiary in the manner
described in 3.07.

3.05 Systematic Withdrawal	(b) Minimum Initial Current Value:
Option (SWO) (Cont'd):	At its discretion, Aetna may
require a minimum initial
Current Value for election of
this option. If after election
of this option the Current Value
is insufficient to make a
scheduled SWO payment, Aetna
will distribute the entire
Account balance.

13

(c) Date of Distribution: The
Certificate Holder shall specify
the initial distribution date.
As elected by the Certificate
Holder, SWO payments will be
made on a monthly or quarterly
basis unless Aetna allows
otherwise. If SWO payments are
made more frequently than
annually, the designated annual
amount is divided by the number
of payments due each calendar
year. Subsequent distributions
will be made on the 15th of any
month or such other date as
Aetna may designate or allow.

(d) Election and Revocation: SWO may
be elected by submitting a
completed and signed election
form to Aetna's Home Office.
Aetna reserves the right to
establish the date when SWO may
first be elected by a
Certificate Holder. Once
elected, this option may be
revoked by the Certificate
Holder or spousal Beneficiary,
if elected after the Certificate
Holder's death, by submitting a
written request to Aetna at its
Home Office. Any revocation will
apply only to amounts not yet
paid. SWO may be elected only
once by the Certificate Holder
or by the spousal Beneficiary.

3.06 Death Benefit Amount:		If the Certificate Holder or Annuitant
dies before Annuity payments start,
the Beneficiary is entitled to a death
benefit under the Account. If the
Account is owned jointly, the death
benefit is paid at the first death of
either of the joint Certificate
Holders. If the Account is held by
joint Certificate Holders, the
survivor will be deemed the designated
Beneficiary and any other Beneficiary
on record will be treated as the
contingent Beneficiary. If the
Certificate Holder is a nonnatural
person, the death benefit will be
payable at the death of the Annuitant.

If paid within 6 months of the date of
the Annuitant's death, the death
benefit will be the Current Value of
the Account. Otherwise, the death
benefit will be the Adjusted Current
Value of the Account determined as of
the claim date. The claim date is the
date when proof of death and the
Beneficiary's claim are received in
good order at Aetna's Home Office.

When the Certificate Holder dies and
the Certificate Holder is not the
Annuitant, the death benefit payable
will be subject to a Surrender Fee, if
applicable.

3.07	Death Benefit Options available	Prior to any election, or until
	to Beneficiary:	amounts must be otherwise distributed
under this section, the Current Value
of the Account will be retained in the
Account. The following options are
available to the Beneficiary:

3.07	Death Benefit Options available to	(a) When the Certificate Holder dies
	Beneficiary (Cont'd):	or if the Certificate Holder is
not a natural person, when the
Annuitant dies:

14

(1) If the Beneficiary is the
Certificate Holder's surviving
spouse, the Beneficiary may
exercise all Certificate
Holder rights under the
Contract and continue in the
Accumulation Period, or may
elect (i) or (ii) below.
Distributions from the Account
are not required until the
spousal Beneficiary's death.
The spousal Beneficiary may
elect to:

(i) Apply some or all of the
death benefit amount to
an Annuity option 1, 2
or 3 (see 4.04); or

(ii) Receive, at any time, a
lump sum payment equal
to the death benefit
amount.

(2) If the Beneficiary is an

individual who is not the
Certificate Holder's
surviving spouse, then
options (i) or (ii) under (1)
above apply. Any portion of
the death benefit amount not
applied to Annuity option 1,
2 or 3 within one year of the
Certificate Holder's death,
must be distributed within
five years of the date of
death.

(3) If the Beneficiary is not a
natural person, then only
option (ii) under (1) above
applies.

(4) If no Beneficiary has been
designated, a lump sum
payment equal to the death
benefit amount will be made
to the Certificate Holder's
estate.

(b) If the Certificate Holder is
a natural person but is not
the Annuitant, and the
Annuitant dies, the
Beneficiary may elect either
to apply the death benefit
amount to Annuity option 1, 2
or 3 within 60 days of the
Annuitant's date of death, or
to receive a lump sum
payment.

3.08 Liquidation of Surrender Value:	All or any portion of the Account's
Current Value may be surrendered at
any time prior to the Annuity Date.
Surrender requests can be submitted as
a percentage of the Account value or
as a specific dollar amount. Net
Purchase Payment amounts are withdrawn
first, and then the excess value, if
any. For any partial surrender,
amounts are withdrawn on a pro rata
basis from the Guaranteed Period(s)
Groups of the AMG Account in which the
Current Value is invested. Within a
Guaranteed Period Group, the amount to
be surrendered will be withdrawn first
from the oldest Deposit Period, then
from the next oldest, and so on until
the amount requested is satisfied.

15

3.08 Liquidation of Surrender	After deduction of the Maintenance Fee
Value (Cont'd):	and any premium tax, if applicable,
the surrendered amount shall be
reduced by a Surrender Fee, if
applicable. An MVA may apply to
amounts surrendered.

3.09 Surrender Fee:	The Surrender Fee only applies to the
Net Purchase Payment portion
surrendered and varies according to
the elapsed time from the certificate
effective date (see Contract Schedule
I) .

No Surrender Fee is deducted from any
portion of the Current Value which is
paid:

(a) To a Beneficiary due to the
Annuitant's death before Annuity
payments start (see 3.06);

(b) As a premium for an Annuity
option 1, 2 or 3 under this
Contract (see 4.04);

(c) As a distribution under the SWO
provision (see 3.05);

(d) At least 12 months after the
date of the Purchase Payment, in
an amount equal to or less than
the special withdrawal
percentage shown on Contract
Schedule I times the Current

Value at the time of the
withdrawal. This applies to the
first surrender request, partial
or full, in a calendar year. The
Current Value is calculated as
of the date the surrender
request is received in good
order at Aetna's Home Office.
This waiver is not available to
the Certificate Holder while SWO
is in effect;

(e) For a full surrender of the
Account where the Current Value
of the Account is $2,500 or less
and no surrenders have been
taken from the Account within
the prior 12 months; or

(f) Upon withdrawal of any Matured
Period Value; or

(g) By Aetna under 3.11.

3.10 Payment of Surrender Value:		Under certain emergency conditions, as
allowed by law, Aetna may defer
payment for a period of up to 6
months.

3.11 Payment of Adjusted Current Value:		Upon 90 days' written notice to the
Certificate Holder, Aetna will
terminate any Account if the Current
Value becomes less than $2,500
immediately following any partial
surrender. A Surrender Fee will not be
deducted from the Adjusted Current
Value.

16

IV.	ANNUITY PROVISIONS
- --------------------------------------------------------------------------------

4.01 Choices to be Made:		The Certificate Holder may tell Aetna
to apply any portion of the Adjusted
Current Value (minus any premium tax)
for an Annuity under option 1, 2, or 3
(see 4.04) . The first Annuity payment
may not be earlier than twelve months
after the Purchase Payment. At least
30 days prior to the Annuity Date, the
Certificate Holder must tell Aetna
which Annuity option is elected.
Annuity payments will be made monthly,
unless the Certificate Holder elects
otherwise in writing.

In lieu of the election of an Annuity,
the Certificate Holder may elect a
lump sum payment.

The Annuity purchase rate for the
option chosen reflects the Minimum
Guaranteed Interest Rate (see Contract
Schedule II), but may reflect a higher
interest rate.

4.02 Terms of Annuity Options:		(a) When payments start, the age of
the Annuitant plus the number of
years for which payments are
guaranteed must not exceed 95.

(b) An Annuity option may not be
elected if the first payment
would be less than $50 or if the
total payments in a year would
be less than $250 (less if
required by state law) . Aetna
reserves the right to increase
the minimum first Annuity
payment amount and the annual
minimum Annuity payment amount
based upon increases reflected
in the Consumer Price
Index-Urban, (CPI-U) since July
1, 1993.

(c) If an Annuity under option 1, 2
or 3 is chosen and a larger
payment would result from
applying the Surrender Value to
a current Aetna single premium
immediate Annuity, Aetna will
make the larger payment.

(d) For purposes of calculating the
guaranteed first payment of an
Annuity, the Annuitant's and
second Annuitant's adjusted age
will be used. The Annuitant's
and second Annuitant's adjusted
age is his or her age as of the
birthday closest to the Annuity
commencement date reduced by one
year for Annuity commencement
dates occurring during the
period of time through December
31, 1999. The Annuitant's and
second Annuitant's age will be
reduced by two years for Annuity
commencement dates occurring
during the period of time from
January 1, 2000 through December
31, 2009. The Annuitant's and
second Annuitant's age will be
reduced by one additional year
for Annuity commencement dates
occurring in each succeeding
decade.

The Annuity purchase rates for
options 2 and 3 are based on
mortality from 1983 Table a.

17

4.02	Terms of Annuity Options (Cont'd):	(e) Once elected, an Annuity option
may not be revoked and Annuity
payments cannot be commuted to a
lump sum.

4.03	Death of Annuitant/ Beneficiary:	If the Annuitant dies after Annuity
payments have begun, the death
benefit, if any, will be payable to
the Beneficiary as specified in the
Annuity option elected. Death benefits
will be paid at least as rapidly as
under the method of distribution in
effect at the Annuitant's death.

If the Certificate Holder who is not
the Annuitant dies after Annuity
payments have begun, any remaining
payments under the Annuity option
elected will be made to the
Beneficiary at least as rapidly as
under the method of distribution in
effect at the Certificate Holder's
death.

If the Account is held by joint
Certificate Holders, the survivor will
be deemed the designated Beneficiary
and any other Beneficiary on record
will be treated as the contingent
Beneficiary.

Aetna will require proof of death.

4.04	Annuity Options:	Option 1 -- Payments for a Stated
Period of Time -- An Annuity will be
paid for the number of years chosen.
The number of years must be at least
10 and not more than 30.

If a nonspouse Beneficiary elects this
option at the death of the Certificate
Holder, the period selected may not
extend beyond the Beneficiary's life
expectancy.

Option 2 -- Life Income -- An Annuity
will be paid for the life of the
Annuitant. If also chosen, Aetna will
guarantee payments for 60, 120, 180,
or 240 months.

Option 3 -- Life Income Based upon the
Lives of Two Annuitants -- An Annuity
will be paid during the lives of the
Annuitant and a second Annuitant.
Payments will continue until both
Annuitants have died. When this option
is chosen, one of the following
choices must be made:

(a) 100% of the payment to continue
after the first death;

		(b) 66-2/3% of the payment to continue after the first death;

		(c) 50% of the payment to continue
		after the first death;

		(d) Payments for a minimum of 120 months with 100% of the payment
		to continue after the first
		death; or

		(e) 100% of the payment to continue
		at the death of the second Annuitant and 50% of the payment

to continue at the death of the
		to continue at the death of the Annuitant.

		Other Options -- Aetna may make other
		options available as allowed by the
		laws of the state in which this
		Contract and the certificate is
		delivered.

		18

		OPTION 1

	Payments for a Stated Period of Time

	Amount of First Monthly Payment for Each $1,000
	After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------------------
	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment
------------------------------------------------------------------------------------------------------------------------

5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53
------------------------------------------------------------------------------------------------------------------------

		19

		OPTION 2

		Life Income

	Amount of First Monthly Payment for Each $1,000
	After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

	Payments Guaranteed for a Stated Period of Months

---------------------------------------------------------------------------------------------------------------------------
Adjusted
Age of	None	60	120	180	240
Annuitant

---------------------------------------------------------------------------------------------------------------------------

50	$ 4.05	$ 4.05	$ 4.03	$ 3.99	$ 3.93
51	4.12	4.11	4.09	4.05	3.99
52	4.19	4.19	4.16	4.11	4.04
53	4.27	4.26	4.23	4.18	4.10
54	4.35	4.34	4.31	4.25	4.16

55	4.44	4.42	4.39	4.32	4.22
56	4.53	4.51	4.47	4.40	4.29
57	4.62	4.61	4.56	4.48	4.35
58	4.72	4.71	4.65	4.56	4.42
59	4.83	4.81	4.75	4.64	4.49

60	4.95	4.93	4.86	4.73	4.55
61	5.07	5.05	4.97	4.83	4.62
62	5.20	5.17	5.08	4.92	4.69
63	5.34	5.31	5.20	5.02	4.76
64	5.49	5.45	5.33	5.12	4.83

65	5.65	5.61	5.47	5.22	4.89
66	5.82	5.77	5.61	5.33	4.96
67	6.01	5.94	5.75	5.44	5.02
68	6.20	6.13	5.91	5.54	5.08
69	6.41	6.33	6.07	5.65	5.14

70	6.64	6.54	6.23	5.76	5.19
71	6.88	6.76	6.41	5.86	5.24
72	7.14	7.00	6.59	5.97	5.28
73	7.43	7.26	6.77	6.06	5.32
74	7.73	7.53	6.96	6.16	5.35

75	8.06	7.82	7.14	6.25	5.38
- --------------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

20

OPTION 3 Life Income for Two Payees Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

- ---------------------------------------------------------------------------------------------------------------------------------
	Adjusted Ages
- ----------------------------------------
	Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
- ---------------------------------------------------------------------------------------------------------------------------------

55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13
- ---------------------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

		21

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Aetna Life Insurance and Annuity Company Home Office: 151 Farmington Avenue Hartford, Connecticut 06156 (800) 531-4547

Certificate of Group Annuity Contract Coverage

-------------------------------------------------------------------------------

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.